                            STOCK EXCHANGE AGREEMENT

         This Agreement is made on April 30, 2000, by and among THE SHAREHOLDERS OF ITIS, INC., A TEXAS CORPORATION, each of whom are identified on the attached Exhibit A and who own all of the outstanding shares of stock of ITIS, Inc.(collectively referred to in this Agreement as "Sellers"), and INTERNET LAW LIBRARY, INC., A DELAWARE CORPORATION, ("Buyer").

                                    RECITALS

         Sellers own all the stock of a corporation that is in the business of document conversion, litigation support, and other information and technological services, and the business owned by these shareholders is also the owner of a certain receivable from National Law Library, Inc., in the amount of $10,846.867 as of March 31, 2000, plus the final billing for April; and

         Buyer desires to acquire from the selling shareholders (Sellers) all the stock of Sellers, and Sellers desire to sell all of their stock to Buyer;

         NOW, THEREFORE, in consideration of mutual covenants contained in this agreement and other good and valuable consideration, which is acknowledged to be sufficient, the parties agree as follows:

                               TERMS OF AGREEMENT

SECTION 1. STOCK EXCHANGED. Sellers agree to transfer to Buyer, and Buyer agrees to accept from Sellers, on the terms and conditions set forth in this Agreement, all of their stock, of all classes and categories, of ITIS, Inc.

SECTION 2. LIABILITIES NOT ASSUMED. Except for accounting liabilities already disclosed to Buyer in its due diligence, Sellers are not aware of any contingent or other liabilities of ITIS, Inc., other than those duly reported on its books and records. Buyer specifically does not assume any liabilities that do not appear on the books and records of ITIS, Inc., or any other liabilities of ITIS, Inc.

SECTION 3.   PAYMENT FOR STOCK.

         3.1 The consideration for this transaction is the exchange of stock. Sellers will receive and agree to accept 5,044,903 duly issued shares of Buyer's common stock; likewise, Buyer will receive and agrees to accept all the shares of ITIS, Inc., owned by Sellers.

         3.2 In exchange for all of their shares of ITIS, Inc., Sellers agree to accept shares of common stock of Buyer, which shares will be restricted under
Section 144 of the Securities and Exchange Commission Rules. The total of 4,544,903 shares of Buyer's common stock are to be restricted under Section 144, and the 500,000 shares to be registered are to be allocated according to Exhibit A attached to this Agreement.

STOCK EXCHANGE AGREEMENT, p. 1

         3.3 Buyer agrees to deliver or cause to be delivered to Sellers the stock certificates in the amounts set forth above in paragraph 3.1 at Closing or as soon after Closing as is reasonably possible

SECTION 4. SELLERS' REPRESENTATIONS AND WARRANTIES. Sellers represent and warrant to Buyer that they have all requisite authority to enter into and perform the obligations under this Agreement; that none of the stock sold under this agreement is pledged, mortgaged, or otherwise encumbered; and that the books and records of ITIS, Inc., which have been examined by Buyer, correctly represent the financial condition of ITIS, Inc., as of April 30, 2000, and the stock exchanged in this Agreement is predicated upon these representations.

SECTION 5. REPRESENTATIONS OF BUYER. Buyer represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, and the books and records of Buyer correctly represent the financial condition of the company as of April 30, 2000, and the stock exchanged by this Agreement is predicated upon these representations.

SECTION 6. COVENANTS OF THE PARTIES. Sellers and Buyer agree that between the date of this Agreement and Closing, the parties will not do anything to cause any dilution or encumbrance of any type with respect to its stock sold under this agreement. Buyer will use its best efforts to effect the transaction described in this Agreement and to fulfill all conditions of Buyer's obligations under this Agreement.

SECTION 7. CONFIDENTIAL INFORMATION. If for any reason this purchase and sale of stock is not closed, Buyer will not disclose to third parties any confidential information received from Sellers, and Sellers will not disclose to third parties any confidential information received from Buyer in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

SECTION 8. FURTHER REPRESENTATIONS AND WARRANTIES OF SELLER

         8.1 All representations and warranties made in this Agreement by Sellers and Buyer shall be true as of Closing as fully as those such representations and warranties had been made on or as of Closing, and, as of Closing, Sellers and Buyer shall not have violated or failed to perform in accordance with any covenant contained in this Agreement.

          8.2 At Closing, no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

SECTION 9. BUYER'S ACCEPTANCE. Buyer represents and acknowledges that it has entered into this Agreement on the basis of its own examination, personal knowledge, and opinion as to the value of the assets and business of Seller.

STOCK EXCHANGE AGREEMENT, p. 2

SECTION 10. SURVIVAL. All representations and warranties made in this Agreement shall survive the Closing of this Agreement.

SECTION 11. CLOSING. This Agreement will be closed at 4301 Windfern Road, Houston, Texas 77041-8915, on April 30, 2000, or such other time as the parties may agree in writing. If Closing has not occurred on or before May 10, 2000, then either party may elect to terminate this agreement. If, however, Closing has not occurred because of a breach of contract by one or more of the parties, the breaching party or parties shall remain liable for breach of contract.

SECTION 12. TERMINATION OF AGREEMENT. This Agreement may be terminated by mutual written consent of Buyer and Sellers.

SECTION 13.  MISCELLANEOUS

         13.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

         13.2 Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or by commercial carrier, addressed to the parties as follows:

SELLERS: SHAREHOLDERS OF ITIS, INC.         BUYER: INTERNET LAW LIBRARY, INC.
c/o Kelley V. Kirker, CEO                   Hunter M. A. Carr, CEO
4301 Windfern Road, Ste. 200                4301 Windfern Road, Ste. 200
Houston, TX 77041-8915                      Houston, TX 77041-8915

         13.3 This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Texas.

         13.4 This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

         DATE: The parties have signed this agreement as of April 30, 2000.

SELLERS:                                     BUYER:

ITIS, INC.                                   INTERNET LAW LIBRARY, INC.


BY:  /s/ Kelley V. Kirker                     BY: /s/ Hunter M. A. Carr
    -----------------------------               -------------------------------
     Kelley V. Kirker, CEO                         Hunter M. A. Carr, CEO

and

STOCK EXCHANGE AGREEMENT, p. 3

Shareholders of ITIS, Inc., Who Constitute Sellers through their duly authorized Attorney in Fact

BY: /s/ Hunter M. A. Carr
   -------------------------------------
         Hunter M. A. Carr
         Their Attorney in Fact


STATE OF TEXAS                   Section
COUNTY OF HARRIS                 Section

         PERSONALLY appeared before me, the undersigned authority, Kelley V. Kirker, who acknowledged to me that he is CEO of ITIS, Inc., a Texas corporation, Seller in the foregoing instrument, and who acknowledged that, being authorized to do so, he signed and delivered the foregoing instrument on the date stated, for and on behalf of said corporation after first having been so authorized.

         GIVEN under my hand and official seal on April 30, 2000.


                                            -----------------------------------
                                            NOTARY PUBLIC

MY COMMISSION EXPIRES: ________________


STATE OF TEXAS                   Section
COUNTY OF HARRIS                 Section

         PERSONALLY appeared before me, the undersigned authority, Hunter M. A. Carr, who acknowledged to me that he is a Seller as well as the attorney in fact holding the lawful powers of attorney for the other shareholders that make up, collectively, the Sellers in the foregoing Stock Exchange Agreement, and that, being authorized to do so, he signed and delivered the foregoing instrument on the date stated for the purposes therein contained.

         GIVEN under my hand and official seal on April 30, 2000.

                                            -----------------------------------
                                            NOTARY PUBLIC

MY COMMISSION EXPIRES: ________________


STOCK EXCHANGE AGREEMENT, p. 4

STATE OF TEXAS                   Section
COUNTY OF HARRIS                 Section



         PERSONALLY appeared before me, the undersigned authority, Hunter M. A. Carr, who acknowledged to me that he is CEO of Internet Law Library, Inc., a Delaware corporation, Buyer in the foregoing instrument, and who acknowledged that, being authorized to do so, he signed and delivered the foregoing instrument on the date stated, for and on behalf of said corporation after first having been so authorized.

         GIVEN under my hand and official seal on April 30, 2000.


                                           -----------------------------------
                                           NOTARY PUBLIC

MY COMMISSION EXPIRES: _________________


STOCK EXCHANGE AGREEMENT, p. 5

                                    EXHIBIT A

            Shareholders of ITIS, Inc. Who Constitute Sellers in the
                            Stock Exchange Agreement






STOCK EXCHANGE AGREEMENT, p. 6

                                    AMENDMENT


WHEREAS, IT/IS, Inc. and Frank C. Fisher, Jr. and Steve L. Tebo (hereafter "Consultants") signed a Consulting Agreement on January 22, 2000 (the "Contract"), and

WHEREAS, IT/IS, Inc. and Consultants now wish to amend the Contract by eliminating a sentence therefrom, and

NOW THEREFORE in consideration of the premises and the mutual covenants herein contained it is agreed between IT/IS, Inc. and Consultants as follows:

The last sentence in section 4 "Delivery of Stock" of the Contract which reads "FAILURE BY THE COMPANY TO FILE A REGISTRATION STATEMENT WITHIN THE FIFTEEN (15) DAYS DESCRIBED ABOVE SHALL ENTITLE THE CONSULTANTS TO AN ADDITIONAL TEN THOUSAND (10,000) SHARES OF STOCK FOR EACH DAY THE COMPANY FAILS TO FILE THE APPROPRIATE REGISTRATION." is hereby voided, deleted and eliminated from the Contract in its entirety.

No other charges are made to the Contract.

Agreed and amended this 10th day of May 2000.


IT/IS, INC.


By       /s/ Kelley V. Kirker
     ---------------------------------------
         Kelley V. Kirker, CEO


CONSULTANTS:

         /s/ Steve L. Tebo
---------------------------------------------
         Steve L. Tebo

         /s/ Franklin C. Fisher, Jr.
---------------------------------------------
         Franklin C. Fisher, Jr.